UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024

NEPTUNE WELLNESS SOLUTIONS INC.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-33526	98-1504882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Promenade du Centropolis Suite 100
Laval, Quebec, Canada		H7T 0A3
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (450) 687-2262

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	NEPT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2024, Neptune Wellness Solutions Inc. (the "Company"), announced that the Company’s Board of Directors (the “Board”) appointed Board member Michael De Geus as its interim President and Chief Executive Officer, and Cedrick Billequey, General Manager of the Company’s subsidiary, Biodroga Nutraceuticals, Inc. (“Biodroga”), as its Interim Chief Operating Officer, effective immediately.

Mr. De Geus has been a director of the Company since April 2020. He is a highly accomplished security executive with almost 20 years of domestic and international safety, protection and entrepreneurship experience. His 12-year career with the United States Secret Service afforded him the opportunity to become an expert in the art of protection and problem solving where he focused on safeguarding people, places and things all over the world. He is experienced in leading Presidential details for multiple US Presidents, leading cyber security, fraud, and financial crimes investigations, including the largest data breach cases in US Secret Service history, and operationalizing large mission-based teams. He is also the founder of Leatherback Gear and HERO Beverage Co. He holds a Bachelor of Sciences in Criminal Justice from California State University, Fullerton, a Master of Sciences in International Relations from Troy State University, and was a PhD Candidate in Public Policy specializing in Homeland Security.

Mr. Billequey has been leading Biodroga for over three years, during which time Biodroga expanded its client portfolio and became a profitable company. He led the restructuring of the entire Biodroga team and its processes to ensure superior customer service levels and scalability. Cedrick possesses significant experience and knowledge in B2B business development and supply chain optimization, with a solid background in finance. Prior to joining Biodroga, Cedrick worked over 20 years in the pharmaceutical industry where he held various leadership roles in International Business Development, Supply Chain, Project Management and Finance. He worked many years at Pharmascience, one of the largest generic pharmaceutical companies in Canada, before joining Jamp Pharma Corporation as Vice-President International Business Development, one of the fastest growing Canadian Pharmaceutical companies. In 1999, he received a Bachelor of Business Administration in Finance from the University of Alabama in Huntsville.

Neither Mr. De Geus nor Mr. Billequey has a family relationship with any of the executive officers or directors of the Company. Mr. De Geus was granted compensation of $20,000 per month  in connection with this interim appointment. Mr. Billequey was granted a raise of CAD$10,000 per month in addition to his current base salary in connection with the interim appointments. There are no other arrangements or understandings between Mr. De Geus or Mr. Billequey and any other person pursuant to which they were appointed as Interim President and Chief Executive Officer and Interim Chief Operating Officer of the Company, respectively.

Item 8.01 Other Events.

On March 8, 2024, the Company issued a press release announcing the appointments of Mr. De Geus and Mr. Billequey. A copy of this press release is attached as Exhibits 99.1 to this Report and is incorporated by reference herein.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed or furnished, as applicable, with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press release, dated February March 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Neptune Wellness Solutions Inc.

Date:	March 12, 2024	By:	/s/ Lisa Gainsborg
Lisa Gainsborg Interim Chief Financial Officer